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                                                                 Exhibit (e)(6)

AMERICAN GENERAL
Life Companies

                            EXECUTIVE ADVANTAGE/SM/
                         DOLLAR COST AVERAGING REQUEST

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
Policy Number:  ____________________

Policyholder:   ______________________________________________________________
                (Last Name, First Name, Middle Name)

Insured:        _______________________________             Social Security No.: _______-_______-________
                (Last Name, First Name, Middle Name)
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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

   Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

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
GUARANTEED ACCOUNT                                  ___%

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)                         GOLDMAN SACHS VARIABLE INSURANCE TRUST
Invesco Van Kampen V.I. High Yield Fund             ___%   Strategic International Equity Fund            ___%
Invesco Van Kampen V.I. American Value Fund         ___%   Structured U.S. Equity Fund                    ___%

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND            JPMORGAN INSURANCE TRUST
Growth Portfolio - Class A                          ___%   Small Cap Core Portfolio                       ___%
Growth & Income Portfolio - Class A                 ___%
Large Cap Growth Portfolio - Class A                ___%   NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Small Cap Growth Portfolio - Class A                ___%   AMT Large Cap Value Portfolio                  ___%

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                 PIMCO VARIABLE INSURANCE TRUST
VP Income & Growth Fund                             ___%   High Yield Portfolio - Admin. Class            ___%
VP International Fund                               ___%   Long-Term U.S. Gov't Portfolio - Admin. Class  ___%
                                                           Real Return Portfolio - Admin. Class           ___%
BLACKROCK VARIABLE SERIES FUNDS, INC.                      Short-Term Portfolio - Admin. Class            ___%
BlackRock Basic Value V.I. Fund - Class I           ___%   Total Return Portfolio - Admin. Class          ___%
BlackRock Capital Appreciation V.I. Fund - Class I  ___%
BlackRock U.S. Government Bond V.I. Fund - Class I  ___%   THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
BlackRock Value Opportunities V.I. Fund - Class I   ___%   Emerging Markets Equity Portfolio - Class I    ___%
                                                           Core Plus Fixed Income Portfolio - Class I     ___%
FIDELITY VARIABLE INSURANCE PRODUCTS                       Mid Cap Growth Portfolio - Class I             ___%
VIP Balanced Portfolio - Initial Class              ___%
VIP Contrafund Portfolio - Initial Class            ___%   VALIC COMPANY I
VIP Index 500 Portfolio - Initial Class             ___%   International Equities Fund                    ___%
VIP Money Market Portfolio - Initial Class          ___%   Mid Cap Index Fund                                %
                                                           Small Cap Index Fund                           ___%

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS T TRUST
Developing Markets Securities Fund - Class 2        ___%   VANGUARD VARIABLE INSURANCE FUND
Foreign Securities Fund - Class 2                   ___%   Total Bond Market Index Portfolio              ___%
Growth Securities Fund - Class 2                    ___%   Total Stock Market Index Portfolio             ___%
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Dollar Cost Averaging Executive Advantage 09/12

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Select one transfer option:

    [_] $______________ per month. Automatic transfers will continue until my balance in the Money Market Subaccount is depleted.

    [_]  Entire current balance in the Money Market Subaccount over
         ____________ months (maximum 24).

         I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

         I understand that automatic transfers will remain in effect until one of the following occurs:

           1. My balance in the Money Market Subaccount is depleted;

           2. You receive my written request to cancel future transfers;

           3. You receive notification of the Insured's death;

           4. The Policy ends without value; or

           5. I submit a new Dollar Cost Averaging Request form.

As Policyholder, I represent that the statements and answers in this Dollar Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

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
----------------------------------------------     --------------------------------------------------------
Signature of Insured                               Signature of Policyholder (if other than Insured)

___________________________ ____, 20___
Date Signed
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Dollar Cost Averaging Executive Advantage 09/12